Exhibit 99.1

Quince Therapeutics Relaunches as IRulya Therapeutics with a Focus on the Clinical Development of LAM-001, Targeting a Key Pathway in Pulmonary Disease

Company common stock to trade on Nasdaq under the symbol “IRLA” effective October 12, 2026

Key Management changes include new CEO, Brigette Roberts, M.D.; new CFO, John Militello, CPA; and new COO Keith R. Fandrick, Ph.D.

Board strengthened with the addition of Catherine Bonuccelli, M.D., Leone Patterson, James Valentine, J.D., M.H.S., and Drayton Wise

Cash balance of $116 million as of June 30, 2026 expected to fund operations through the end of 2028, supporting anticipated clinical data readouts from Phase 2 studies of LAM-001 in BOS, PH-ILD, and SAPH

South San Francisco, CA, October 9, 2026 – Quince Therapeutics, Inc. (Nasdaq: QNCX), a clinical stage biopharmaceutical company focused on the development of novel, disease modifying therapies for serious underserved diseases, today announced that it has changed its name to IRulya Therapeutics Inc. effective at 4:01 p.m. Eastern Time. IRulya will be focused on advancing LAM-001, an investigational formulation of inhaled rapamycin (mTOR inhibitor) for multiple pulmonary diseases. The Company’s common stock will begin trading on the Nasdaq Capital Market under the ticker “IRLA” effective October 12, 2026.

The name change follows the completion of Quince’s previously announced merger with privately held Orphai Therapeutics and a concurrent private placement of approximately $115 million in upfront gross proceeds in May 2026.

“Today marks an important milestone as we introduce our newly transformed company as IRulya Therapeutics,” said Brigette Roberts, M.D., Chief Executive Officer of IRulya Therapeutics. “With a focus on the clinical development of LAM-001, a potentially first in class, one puff once daily dry powder inhaled (DPI) formulation of rapamycin, we believe we have an opportunity to change the current treatment paradigm for serious pulmonary diseases. Importantly, our strengthened balance sheet positions us well to advance LAM-001 through data readouts across Phase 2 clinical studies in three pulmonary indications: BOS, PH-ILD, and SAPH.”

IRulya Clinical Pipeline

LAM-001 is a proprietary, once-daily inhaled formulation of rapamycin designed to enhance pulmonary delivery and reduce systemic exposure relative to oral or systemic administration. The mTOR pathway is a central regulator of cell growth, repair and response to stress. Hyperactivated mTOR is implicated in multiple pulmonary diseases, where inhibition of mTOR with rapamycin has been shown in nonclinical models to reduce or reverse the disease process. IRulya is currently focused on developing LAM-001 in the following indications:

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Pulmonary hypertension associated with interstitial lung disease (PH-ILD) — a condition which leads to thickening and narrowing of pulmonary blood vessels and progressive cardiopulmonary failure. PH-ILD affects an estimated ~200,000 patients in the US and Europe. Inhibition of mTOR with rapamycin has been shown in nonclinical models of pulmonary hypertension to reverse smooth muscle cell hyperproliferation, attenuate pulmonary vascular remodeling and reduce fibrotic disease activity. A Phase 2a study of LAM-001 achieved clinically meaningful improvements across functional, hemodynamic and biomarker measures in patients with PH-ILD and pulmonary arterial hypertension. The Company recently initiated a Phase 2b trial in PH-ILD, and data are anticipated in the first quarter of 2028.

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Bronchiolitis obliterans syndrome post lung transplant (BOS) — the most common form of chronic transplant rejection in lung transplant patients, with no approved therapy and a median survival of 2.5 years after diagnosis. BOS prevalence is estimated at ~30,000 patients in the US and Europe by 2032. In nonclinical models, rapamycin was shown to reduce epithelial injury, limit fibrocyte migration, and boost anti-inflammatory cell infiltration, attenuating the dysregulated fibrocyte trafficking in BOS that drives airway obstruction. LAM-001 is currently being evaluated in an ongoing Phase 2 trial in BOS, with data anticipated in the first quarter of 2027.

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Sarcoidosis-associated pulmonary hypertension (SAPH) — a severe complication of pulmonary sarcoidosis with no approved therapy, affecting an estimated ~60,000 patients in the US and Europe. SAPH exhibits the same core mTOR-linked pulmonary vascular remodeling seen in PH-ILD, including smooth muscle hyperproliferation and fibrosis, which drive increased pulmonary pressures and progressive right-heart dysfunction. In addition, hyperactive mTOR in SAPH can promote pulmonary granuloma formation and contribute to vascular distortion, and mTOR inhibition has been demonstrated to reduce granuloma development. The Company plans to initiate a Phase 2 study in SAPH in 4Q26, with data anticipated in the fourth quarter of 2028.

Leadership and Corporate Updates

The following leadership changes were also announced today:

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Brigette Roberts, M.D., appointed Chief Executive Officer of IRulya and continues to serve on the Board. An experienced biotech investor and company builder, Dr. Roberts transformed Orphai Therapeutics into a differentiated pulmonary-focused company centered on LAM-001, leading to its merger with Quince. Dr. Roberts previously served as Board Member and Chief Corporate Affairs Officer of Quince and was Chief Executive Officer of Orphai Therapeutics. Prior to this, Dr. Roberts spent 15 years as a healthcare investor and portfolio manager at Third Point, CDP Capital, Angel Lane Principal Strategies, and DKR Capital, and founded the healthcare investment fund YYC Capital. Dr. Roberts holds a B.A. in Physics and Chemistry from Harvard University and an M.D. from New York University.

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John Militello, CPA., appointed Chief Financial Officer. With more than 25 years of experience in public accounting, including 12 years as a senior financial officer in publicly listed biotech companies, Mr. Militello brings an extensive background in financial oversight and management. Mr. Militello previously served as Head of Finance at Quince. Prior to that, he served as VP of Finance, Sr. Controller, Treasurer and Principal Accounting Officer of Rocket Pharmaceuticals, Inc. and was a Senior Manager in the biotech practice of BDO USA, LLP, serving multi-national publicly listed companies. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

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Keith R. Fandrick, Ph.D., appointed Chief Operating Officer. With more than 18 years of experience in the pharmaceutical and biotech industries, Dr. Fandrick brings deep scientific, operational, and developmental expertise to clinical-stage development and commercialization. Dr. Fandrick previously served as Head of Technical Operations at Quince and was Chief Operating Officer of Orphai Therapeutics. Prior to his work at Orphai, Dr. Fandrick held positions of increasing responsibility at Boehringer-Ingelheim in Chemical Development. Dr. Fandrick holds Ph.D. and A.M. degrees in chemistry from Harvard University, an M.B.A. from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, a B.S. in chemistry from the University of California, San Diego, and a Regulatory Affairs Certification.

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Dirk Thye, the Chief Executive Officer and Chief Medical Officer of Quince, and a member of the Company’s Board of Directors, and Brendan Hannah, the Company’s Chief Operating Officer, Chief Business Officer and Chief Compliance Officer, have resigned.

IRulya is strengthening its Board of Directors with the following appointments:

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Catherine Bonuccelli, M.D.: Dr. Bonuccelli is a Johns Hopkins trained pediatric pulmonologist with more than 25 years of pharmaceutical experience and deep expertise in clinical and product development of both respiratory and non-respiratory products across all phases of drug development. Dr. Bonuccelli has held clinical leadership positions at Bellus Health, GSK, and AstraZeneca.

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Leone Patterson: Ms. Patterson has more than 20 years of public company experience in the biopharma industry, with significant expertise in strategy, finance, operations, and governance. Most recently, she served as Chief Business and Financial Officer of Zymeworks, Inc., and previously served in financial leadership roles at Exelixis, Novartis AG and Chiron. She currently serves on the Boards of Directors of Nkarta, Inc. and Kalaris Therapeutics, Inc.

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James Valentine, J.D., M.H.S.: Mr. Valentine brings nearly two decades of experience in drug development, FDA regulatory strategy, and related policy, spanning roles in government, private practice, and patient advocacy. He is a Director at Hyman, Phelps & McNamara, P.C., a leading food and drug regulatory law firm, and previously served at the U.S. Food and Drug Administration.

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Drayton Wise: Mr. Wise is the former Chief Commercial Officer at Insmed with more than 25 years of executive leadership in global biopharmaceuticals and rare disease commercialization. At Insmed, he led the global launch of ARIKAYCE across the U.S., Europe, and Japan, and previously held senior leadership roles at Novartis.

Transaction Update

On October 6, 2026, stockholders approved the issuance of shares of common stock upon conversion of the Company’s Series C preferred stock and exercise of warrants issued in connection with the May 2026 acquisition of Orphai Holdings Therapeutics, Inc. and concurrent private placement as well as the shares of common stock issuable upon exercise of legacy Orphai options assumed in the transaction. As a result, outstanding shares of the Company’s Series C preferred stock will automatically convert into common stock effective at 5:00p ET on October 9, 2026, subject to certain beneficial ownership limitations set by each holder. The Company expects that following the conversion, its outstanding common stock will be approximately 10,841,470.

About IRulya Therapeutics, Inc.

IRulya Therapeutics Inc. is committed to transforming the lives of patients facing serious, underserved diseases by developing disease-modifying therapies to treat their conditions. The company is currently developing LAM-001 for the treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD), bronchiolitis obliterans syndrome post lung transplant (BOS), and sarcoidosis associated pulmonary hypertension (SAPH). A Phase 2a study in PH patients has been completed, a Phase 2 clinical study in BOS patients is ongoing, a Phase 2b clinical study in PH-ILD is ongoing, and a Phase 2 clinical study in SAPH is anticipated to begin in 4Q26. By pioneering innovative approaches, the company aims to offer new hope and improved quality of life to patients worldwide.

Forward-Looking Statements

Statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements contained in this news release may be identified by the use of words such as “believe,” “may,” “should,” “expect,” “anticipate,” “plan,” “believe,” “estimated,” “potential,” “intend,” “will,” “can,” “seek,” or other similar words. Examples of forward-looking statements include, among others, statements relating to the design and potential benefits of LAM-001, including as a disease-modifying therapy for pulmonary disease; anticipated regulatory and development processes and timelines, including the expected timing to initiate the planned Phase 2 trial of LAM-001 in SAPH and the expected timing for data readouts, the expected timing for data readouts from the ongoing Phase 2 trial of LAM-001 in BOS and the ongoing Phase 2b trial of LAM-001 in PH-ILD; the estimated patient populations in the U.S. and Europe for PH-ILD, BOS and SAPH; the potential advantages of mTOR inhibitors in PH-ILD, BOS and SAPH; the Company’s anticipated cash runway, including to fund operations through the end of 2028; the expected date of the Company’s trading on the Nasdaq Capital Market under its new ticker symbol; and the expected number of shares of common stock that will be outstanding following the conversion. Forward-looking statements are based on Quince’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to: clinical results may not be indicative of results that may be observed in the future, including in larger populations; potential safety and other complications related to LAM-001; the ability to obtain and maintain regulatory approval; competition in the company’s industry; the scope, progress and expansion of developing LAM-001; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; the company’s ability to attract or retain key management, members of the board of directors and other personnel; the company’s ability to fund its operations and clinical development plans, including its anticipated cash runway; the impacts of general macroeconomic and geopolitical conditions on the company’s business and financial position; and other risks and uncertainties described in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 14, 2026 and other reports as filed with the SEC. Forward-looking statements contained in this news release are made as of this date, and Quince undertakes no duty to update such information except as required under applicable law.

Contact

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com